As filed with the Securities and Exchange Commission on November 15, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

WASHINGTON FEDERAL INC
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington			91-1661606
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930

___________________________

Washington Federal Bank 401(k) Plan
(Full title of the plan)

___________________________

Brent J. Beardall
President and Chief Executive Officer
Washington Federal, Inc.
425 Pike Street
Seattle, Washington 98101
(206) 624-7930
(Name, address, including zip code, and telephone number of agent for service)

___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    ☒                            Accelerated filer        ☐
Non-accelerated filer    ☐                             Smaller reporting company    ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by Washington Federal, Inc. (the “Company”) pursuant to General Instruction E of Form S-8 and relates to the Company’s earlier Registration Statements on Form S-8, as follows:

(a) Registration Statement on Form S-8 No. 33-97900, filed with the Securities and Exchange Commission (the “Commission”) on October 10, 1995;
(b) Registration Statement on Form S-8 No. 333-20191, filed with the Commission on January 22, 1997;
(c) Registration Statement on Form S-8 No. 333-51143, filed with the Commission on April 28, 1998;
(d) Registration Statement on Form S-8 No. 333-46588, filed with the Commission on September 26, 2000; and
(e) Registration Statement on Form S-8 No. 333-119329 filed with the Commission on September 28, 2004.

This Registration Statement registers an additional 200,000 shares of common stock to be offered and sold in connection with the Washington Federal Bank 401(k) Plan (formerly the Washington Federal 401(k) and Employee Stock Ownership Plan, and the Washington Federal Savings Profit Sharing and Retirement Plan and Employee Stock Ownership Plan). The contents of these earlier Registration Statements (No. 33-97900, No. 333-20191, No. 333-51143, No. 333-46588 and No. 333-119329) are incorporated by reference in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted under Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8, this Registration Statement omits the information specified in Part I of this Registration Statement on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents, which have been previously filed (not furnished) with the Commission:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (File No. 001-34654);
(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 (File No. 001-34654);
(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (File No. 001-34654);
(d) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (File No. 001-34654);
(e) The Company’s Current Reports on Form 8-K filed on October 1, 2021, October 28, 2021, December 20, 2021, January 3, 2022, January 25, 2022 (two reports), January 26, 2022, February 4, 2022, May 10, 2022, August 9, 2022, August 31, 2022, November 8, 2022 and November 14, 2022 (other than such portions of those documents that are furnished and not filed);
(f) The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2021 and the related Amendment No. 1 on Form 11-K/A (File No. 001-34654) ; and
(g) The description of the Registrant's common stock contained in its Registration Statement on Form 8-B (File No. 001-34654), filed by the Registrant with the Commission on January 26, 1995, including any amendments or reports filed for the purpose of updating this description.

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5.1 to this Registration Statement, is rendered by Justin Monroe, Legal Counsel of the Company. Mr. Monroe is compensated by the Company as an employee, and owns or has rights to acquire less than 1% of the Company’s outstanding Common Stock.

Item 6. Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.603 of the Washington Business Corporation Act, or the WBCA, authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Article 8 of the Company’s Restated Articles of Incorporation, as amended, and Article VI of the Company’s Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Company also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy we maintain for such purpose.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct or knowing violations of law, unlawful corporate distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the Company’s Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

The Company has entered into agreements to indemnify its directors and executive officers. These agreements, among other things, require the Company to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director or officer of the Company or any of the Company’s subsidiaries or any other company or enterprise to which the person provides services at the Company’s request. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. The Company also intends to maintain director and officer liability insurance, if available on reasonable terms, that could apply even in the event the Company is not required to indemnify the insured person.

The above discussion of the WBCA and the Company’s Amended and Restated Bylaws and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to the WBCA, the Amended and Restated Bylaws and the Restated Articles of Incorporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

3.1	Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K filed with the SEC on November 19, 2021)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2020)

5.1	Opinion of Washington Federal Legal Counsel regarding the legality of the Common Stock being registered (filed herewith)

23.1	Consent of Washington Federal Legal Counsel (included within the opinion filed as Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Washington Federal Bank 401(k) Plan Cycle 3 Plan Adoption Agreement (filed herewith)

99.2	Washington Federal Bank 401(k) Plan Cycle 3 Basic Plan Document (filed herewith)

107	Filing Fee Table

Item 9. Undertakings.

(a)    The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the
Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 15, 2022.

November 15, 2022	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brent J. Beardall and Vincent L. Beatty, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brent J. Beardall	November 15, 2022
Brent J. Beardall Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Vincent L. Beatty	November 15, 2022
Vincent L. Beatty Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Cory D. Stewart	November 15, 2022
Cory D. Stewart Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)
/s/ Stephen M. Graham	November 15, 2022
Stephen M. Graham, Chairman of the Board
/s/ Shawn Bice	November 15, 2022
Shawn Bice, Director
/s/ Linda S. Brower	November 15, 2022
Linda S. Brower, Director
/s/ David K. Grant	November 15, 2022
David K. Grant, Director
/s/ Sylvia Hampel	November 15, 2022
Sylvia Hampel, Director
/s/ S. Steven Singh	November 15, 2022
S. Steven Singh, Director
/s/ Sean Singleton	November 15, 2022
Sean Singleton, Director
/s/ Mark N. Tabbutt	November 15, 2022
Mark N. Tabbutt, Director

/s/ Randall H. Talbot	November 15, 2022
Randall H. Talbot, Director

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 15, 2022.

November 15, 2022	WASHINGTON FEDERAL BANK 401(K) PLAN

	By:	/s/ CORY D. STEWART
Cory D. Stewart
Pension Trustee